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                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY

                   FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT

          This First Amendment (this "AMENDMENT"), dated as of May 26, 1999 to the certain Employment Agreement (the "EMPLOYMENT AGREEMENT") dated as of February 4, 1998 between ICM Equipment Company L.L.C. (the "COMPANY") and Gary Bagley (the "EMPLOYEE").

     WHEREAS, the Company and the Employee (collectively, the "PARTIES") desire to amend the Employment Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the mutual agreements set forth herein, the Parties agree as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Employment Agreement.

     2. TITLE. All references in the Employment Agreement to "President and Chief Operating Officer" are hereby amended to read "Chief Executive Officer and President".

     3. DEFINITIONS. For purposes of this Amendment, the following terms have the following meanings:

     "CLASS A PREFERRED UNITS" means (i) the Class A Preferred Units (as such term is defined in the LLC Agreement) or (ii) any equity securities issued with respect to the Class A Preferred Units referred to in clause (i) above by way of any recapitalization, merger, consolidation or other reorganization of the Company, including pursuant to Section 12.17 of the LLC Agreement.

     "HIGH YIELD DEBT OFFERING" means the consummation of either (i) a public offering and sale of debt securities of the Company pursuant to an effective registration statement under the Securities Act resulting in net proceeds to the Company of at least $100,000,000 or (ii) an offering and sale of debt securities of the Company to United States buyers who fit the requirements of Rule 144A of the Securities Act of 1933, as amended (the "SECURITIES ACT") and/or overseas buyers under Regulation S of the Securities Act resulting in net proceeds to the Company of at least $100,000,000, but only if such offering and sale requires that the Company file and effect a registration statement under the Securities Act for such debt securities within one year after the consummation of such offering and sale.

     "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as amended from time to time.

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     "TERM A PERCENTAGE" means, at any time, a percentage equal to (i) 2,405.992
(such number to be appropriately adjusted for any unit or stock split, reverse unit or stock split, stock or unit dividend or other distribution or other subdivision or combination of Class A Preferred Units after the date hereof) DIVIDED BY (ii) the sum of (x) the total number of Class A Preferred Units outstanding as of such time PLUS (y) 2,405.992 (such number to be appropriately adjusted for any unit or stock split, reverse unit or stock split, stock or unit dividend or other distribution or other subdivision or combination of Class A Preferred Units after the date hereof).

     4. DEFERRED SIGNING BONUS. Section 4.01 of the Employment Agreement is hereby amended by deleting Section 4.01 thereof as in effect immediately prior to the date hereof in its entirety (the "DELETED SECTION 4.01") (and the Employee hereby releases the Company from all obligations arising under the Deleted Section 4.01) and replacing it with the following restated Section 4.01 (including the definitions contained in paragraph 3 hereof):

     "SECTION 4.01.  DEFERRED SIGNING BONUS.

     (a)  In consideration for entering into this Agreement, on May 26, 1999,
(x) the sum of $2,405,992 (which is in addition to and not part of the sums identified in Article III) shall be credited to a deferred compensation account (the "TRANCHE A ACCOUNT"), (y) $1,094,008 (which is in addition to and not part of the sums identified in Article III) shall be credited to a deferred compensation account (the "TRANCHE B ACCOUNT"; and collectively with the Tranche A Account, the "ACCOUNTS"), in each case, on the books and records of the Company on behalf of the Employee and (z) the sum of $52,739.72, which represents accrued interest for the period beginning April 1, 1999 and ending on May 26, 1999, shall be paid to Employee on June 30, 1999.

     (b)  INTEREST ACCRUALS.

          (i) So long as a balance remains in the Tranche A Account, the Tranche A Account shall be credited on each March 31, June 30, September 30 and December 31 (each, a "TRANCHE A INTEREST ACCUMULATION DATE") with an amount of interest to be calculated at the rate of ten percent (10%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the balance in the Tranche A Account during the three month period ending on such Tranche A Interest Accumulation Date (a "TRANCHE A INTEREST CREDIT"); PROVIDED that upon and as of the occurrence of a High Yield Debt Offering, the interest rate on the Tranche A Account shall immediately and permanently be increased to the rate of thirteen percent (13%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year).

          (ii) So long as a balance remains in the Tranche B Account, the Tranche B Account shall be credited on each March 31, June 30, September 30 and December 31 (each, a "TRANCHE B INTEREST ACCUMULATION DATE") with an amount of interest to be calculated at the rate of ten percent (10%) per annum (computed on the basis of a 360-day year and the actual number of days elapsed in any year) on the balance in the Tranche B Account during the

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     three month period ending on such Tranche B Interest Accumulation Date (a
     "TRANCHE B INTEREST CREDIT").

     (c) Subject to this Article IV, on February 4, 2006, the Company shall distribute to the Employee, from the Accounts, a cash payment in an amount equal to the then balance in the Accounts (plus any accrued but uncredited interest); PROVIDED, that, notwithstanding the foregoing:

          (i) If at any time the Company makes a cash distribution to the holders of the Class A Preferred Units (other than distributions pursuant to Section 7.3 of the LLC Agreement), then immediately following such distribution, the Company shall distribute to the Employee, from the Tranche A Account, a cash payment in an amount equal to the lesser of (x) the then balance in the Tranche A Account (plus any accrued but uncredited interest) and (y) (i) the amount of such cash distribution to the holders of the Class A Preferred Units MULTIPLIED BY (ii) the Term A Percentage at such time. On June 1, 2000, if a High Yield Debt Offering has not previously occurred, then this Section 4.01(c)(i) shall terminate and be of no further force or effect.

          (ii) Immediately following a High Yield Debt Offering, the Company shall distribute to the Employee, from the Tranche B Account, a cash payment in an amount equal to the then balance in the Tranche B Account (plus any accrued but uncredited interest).

     (d) Payments from the Accounts by the Company to the Employee are expressly not contingent on the Employee's continuing employment with the Company for any period of time or, except for the provisions of this Article IV, his fulfillment of any provision of this Agreement. The amounts credited to the Accounts and any Tranche A Interest Credit or Tranche B Interest Credit are collectively referred to herein as the "DEFERRED COMPENSATION".

     (e)  CURRENT PAYMENT ELECTIONS.

          (i) The Employee may elect in accordance with this Section 4.01(e)(i) (a "TRANCHE A PAYMENT ELECTION") to have the Tranche A Interest Credit for the four quarters of the following year paid to him in cash on the last day of each such quarter, in which case the Tranche A Account shall not be credited with such Tranche A Interest Credit. A Tranche A Payment Election shall be valid only if delivered to the Company by the end of the calendar year preceding the year which is the subject of the Tranche A Payment Election. Any Tranche A Payment Election shall remain in effect until revoked, provided that the Tranche A Payment Election cannot be revoked (x) for the year immediately following the year in which delivered and (y) during any subsequent year if notice of revocation is not delivered to the Company during the preceding year. Upon and as of the occurrence of a High Yield Debt Offering, this Section 4.01(e)(i) shall automatically terminate and be of no further force or effect, the Employee shall not be entitled to make any Tranche A Payment Election for any period beginning on or after the date of the occurrence of such High Yield Debt Offering and any Tranche A Payment Election made by the Employee with respect to any period beginning

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     on or after the date of the occurrence of such High Yield Debt Offering shall be deemed to be void.

          (ii) The Employee may elect in accordance with this Section 4.01(e)(ii) (a "TRANCHE B PAYMENT ELECTION") to have the Tranche B Interest Credit for the four quarters of the following year paid to him in cash on the last day of each such quarter, in which case the Tranche B Account shall not be credited with such Tranche B Interest Credit. A Tranche B Payment Election shall be valid only if delivered to the Company by the end of the calendar year preceding the year which is the subject of the Tranche B Payment Election. Any Tranche B Payment Election shall remain in effect until revoked, provided that the Tranche B Payment Election cannot be revoked (x) for the year immediately following the year in which delivered and (y) during any subsequent year if notice of revocation is not delivered to the Company during the preceding year."

     (f) The parties hereto acknowledge and agree that amounts "credited" to any Account means only that the Company will reflect such amounts on its book and records and does not mean that the Company will transfer any cash to any account or otherwise set aside or transfer any cash.

     5. PAYMENT ELECTION FOR 1999. The parties hereto acknowledge and agree that Employee validly elected prior to January 1, 1999 to receive interest payments on the Account (as such term was defined in the Employment Agreement prior to the effectiveness of this Amendment) for calendar year 1999 and will treat such election as a Tranche A Payment Election and a Tranche B Payment Election for calendar year 1999.

     6.   NOTICE. The phrase

          "TO THE COMPANY:

                ICM Equipment Company, Inc.
                c/o Ripplewood Holdings L.L.C.
                712 Fifth Avenue (49th Floor)
                New York, NY 10019
                Attention: John Duryea"

referred to in Section 11.01 is hereby amended to read as follows:

          "TO THE COMPANY:

                ICM Equipment Company L.L.C.
                c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                126 East 56th Street, 29th Floor
                New York, NY 10022
                Attention: Bruce Bruckmann and
                           Rice Edmonds

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                Tel: (212) 521-3700
                Fax: (212) 521-3799"

     7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah (without reference to its rules as to conflicts of law).

     8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     9. AGREEMENT. In all other respects the Employment Agreement is ratified and shall, as so changed by these amendments, continue in full force and effect.

     10. NO STRICT CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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     IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

                                        ICM EQUIPMENT COMPANY L.L.C.


                                        By: /s/ Gary Bagley
                                           -------------------------------------
                                           Name: Gary Bagley
                                           Title: President & CEO

                                         /s/ Gary Bagley
                                        ----------------------------------------
                                        GARY BAGLEY